Calculation of Filing Fee Tables
S-8
StubHub Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.001 per share ("Class A Common Stock"), the Registrant's 2012 Restricted Stock Unit Plan (as amended, the "2012 Plan")	Other	1,959,744	$ 24.95	$ 48,895,612.80	0.0001531	$ 7,485.92
2	Equity	Class A Common Stock, the Registrant's 2015 Stock Option Plan (the "2015 Plan")	Other	95,000	$ 24.95	$ 2,370,250.00	0.0001531	$ 362.89
3	Equity	Class A Common Stock, the Registrant's Amended and Restated 2022 Omnibus Incentive Plan (the "A&R 2022 Plan")	Other	1,170,407	$ 24.95	$ 29,201,654.65	0.0001531	$ 4,470.77
Total Offering Amounts:						$ 80,467,517.45		$ 12,319.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 12,319.58
Offering Note
[1]	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Class A Common Stock that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. (b) Represents shares of Class A Common Stock issued pursuant to settlement of restricted stock units or exercise of options under each of the Registrant's 2012 Plan, 2015 Plan and A&R 2022 Plan to certain current and former directors, officers, other employees and service providers of the Registrant. (c) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $24.95 per share, which is the average of the high and low sales price of a share of Class A Common Stock, as reported on the New York Stock Exchange on September 17, 2025. (d) The Registrant has no fee offsets.

[2]	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Class A Common Stock that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. (b) Represents shares of Class A Common Stock issued pursuant to settlement of restricted stock units or exercise of options under each of the Registrant's 2012 Plan, 2015 Plan and A&R 2022 Plan to certain current and former directors, officers, other employees and service providers of the Registrant. (c) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $24.95 per share, which is the average of the high and low sales price of a share of Class A Common Stock, as reported on the New York Stock Exchange on September 17, 2025. (d) The Registrant has no fee offsets.

[3]	(a) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Class A Common Stock that become issuable with respect to the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Class A Common Stock. (b) Represents shares of Class A Common Stock issued pursuant to settlement of restricted stock units or exercise of options under each of the Registrant's 2012 Plan, 2015 Plan and A&R 2022 Plan to certain current and former directors, officers, other employees and service providers of the Registrant. (c) Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $24.95 per share, which is the average of the high and low sales price of a share of Class A Common Stock, as reported on the New York Stock Exchange on September 17, 2025. (d) The Registrant has no fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A